UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2013

NorthWest Indiana Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-26128	35-1927981
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue

Munster, Indiana 46321

(Address of Principal Executive Offices) (Zip Code)

(219) 836-4400

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 24, 2013, NorthWest Indiana Bancorp issued a letter to its shareholders regarding the health of David A. Bochnowski, Chairman and Chief Executive Officer of the Bancorp. A copy of the text from the letter to shareholders is provided below:

June 24, 2013

Dear Shareholder:

Someone once said that “anything worth doing is worth doing well.” For more than 100 years, this axiom has fueled the efforts of Your Bank team to deliver strong results, provide shareholder value and position NorthWest Indiana Bancorp and Peoples Bank for a secure future.

The ability of Your Bank to remain relevant, drive sustainable performance, and adapt to changing business climates is due to a strong team of employees—many of whom have been with us for decades—and an incredible group of leaders who all share the same commitment to delivering You First Banking. I have no doubt that this will continue to define who we are as I share the following with you:

During a routine physical exam last month, my physician uncovered a highly treatable medical condition with a very positive prognosis. While I have been working over the past two weeks, I also have been undergoing the appropriate medical treatment for this condition.

Your Bank has been built on a strong continuum of leadership, and the Bank’s management team already has assumed an even more active role as I continue with my treatment. With their proven leadership and our employees’ dedication providing the foundation, we will continue to execute on the Bank’s strategic plan.

I will remain at the helm as Chairman and CEO and it will be business as usual at Peoples Bank. Our strength as an independent community bank and our commitment to providing exceptional value to our shareholders, customers, and the community will endure.

Sincerely,

David A. Bochnowski

Chairman and Chief Executive Officer

“Forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 may be included in this release. A variety of factors could cause the Bancorp’s actual results to differ from those expected at the time of this release. These include, but are not limited to, changes in economic conditions in the Bancorp’s market area, changes in policies by regulatory agencies, fluctuation in interest rates, demand for loans in the Bancorp’s market area, economic conditions resulting from the current turmoil in the financial services industry, including depressed demand in the housing market, competition and other risks set forth in the Bancorp’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012. Readers are urged to carefully review and consider the various disclosures made by the Bancorp in its periodic reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Bancorp undertakes no obligation to update them in light of new information or future events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2013

NORTHWEST INDIANA BANCORP

By:	/s/ David A. Bochnowski
Name: David A. Bochnowski Title: Chairman of the Board and Chief Executive Officer